POWER OF ATTORNEY
Known All Men By These Presents:
     That the undersigned, Jack B. Coronel, as beneficial owner of shares of Common Stock, par value $0.001 per share of Fortunet, Inc., hereby makes, constitutes and appoints, and by these presents does make, constitute and appoint Thomas J. Morgan, Quentin D. Vaughan, Marjorie J. Haberman, and Lauren A. Crawford or any of them, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and on behalf, and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (i) a Form ID or other appropriate forms to obtain CCC and CIK filing codes, (ii) all appropriate forms required pursuant to Section 16 of the Securities Exchange Act of 1934, and (iii) all appropriate forms required by Section 13 of the Securities Exchange Act of 1934, and any and all amendments or exhibits thereto, with full power and authority to take or cause to be taken all other actions in connection therewith that in the judgment of such appointed person may be necessary or appropriate.
     EXECUTED on this _21___ day of November, 2005.

/s/ Jack B. Coronel
Jack B. Coronel